                                                                    EXHIBIT 10.5


                             JOINT VENTURE AGREEMENT
                             -----------------------
                                     BETWEEN
            SIONIX CORPORATION AND ENVIRONMENTAL PRODUCTS DIVISION OF
                           HOFFINGER INDUSTRIES, INC.

This Joint Venture Agreement (hereinafter "Agreement") is executed this 17th day of October, 2000, by and between SIONIX CORPORATION ("SIONIX"), a Utah corporation with a principal place of business in Irvine, California, and ENVIRONMENTAL PRODUCTS DIVISION OF HOFFINGER INDUSTRIES, INC., ("EPD"), a California corporation with a principal place of business in Rancho Cucamonga, California. Both SIONIX and EPD are collectively referred to in this Agreement as the "parties" unless otherwise stated. The parties desire and hereby do form a Limited Liability Corporation (LLC) Joint Venture under the Laws of the State of Nevada for the purposes and on the terms and conditions stated herein.

                                    ARTICLE I
                      Name and Principal Place of Business
                      ------------------------------------

Section 1.1 - Name and Organization: The Joint Venture shall be a separate Nevada Limited Liability Corporation (LLC) and shall operate under the name of SIONIX/EPD, hereinafter referred to as the "Joint Venture."

Section 1.2 - Location: The principal place of business of the Joint Venture shall be the principal business location of SIONIX, with such other place of business as may be agreed upon by the parties from time to time.

                                   ARTICLE II
                        Creation of the Corporate Entity
                        --------------------------------

Section 2.1 - Time Period to Incorporate Joint Venture: The Joint Venture shall become incorporated on or before October 30, 2000, in the State of Nevada. The date of incorporation issued by the Secretary of State shall be the date by which all other dates of performance of the Articles of this Agreement shall be measured, unless otherwise stated, and will be referred to herein as "the date of incorporation."

Section 2.2 - Incorporator, Duration, and Board of Directors: Although the specific authority and duties of each corporate officer and director of the Joint Venture shall be assigned by the Board of Directors, the parties shall appoint Robert J. Zepfel, Attorney at Law as the incorporator of the Joint Venture. The Board of Directors of the Joint Venture shall be determined by the Joint Venture, but shall consist of five total directors comprising two (2) members appointed by SIONIX and two (2) members appointed by E.P.D. The Chairman of the Board of Directors shall be James J. Houtz, who shall have the powers delegated to him by the Board of Directors of the Joint Venture. The Joint

Venture shall automatically dissolve and wind-up exactly two (2) years from the date of incorporation, unless otherwise directed by resolution of the Board of Directors and a concurring vote of the parties.

Section 2.3 - Percentage of Share Ownership: The sole and only shareholders of the Joint Venture shall be SIONIX and EPD. SIONIX shall own, at all times this Agreement or any renewal hereof is in force and effect, fifty-one percent (51%) of all shares of the Joint Venture. EPD shall own, at all times this Agreement or any renewal hereof is in force and effect, forty-nine percent (49%) of all shares of the Joint Venture.

Section 2.4 - Disposition of Joint Venture Assets, Property, and Things: Upon any termination, dissolution, or wind-up of the Joint Venture, all assets, property, intellectual property rights (including any trademarks, patents, copyrights and/or rights to trade dress developed by our belonging to the Joint Venture) and other things belonging to the Joint Venture shall become the sole and exclusive property of SIONIX. EPD shall retain a right to obtain a non-exclusive written license to distribute and sell Joint Venture products, services, and/or SIONIX' products. EPD shall receive a ten percent (10%) discount on such products and will be calculated off the price that Sionix charges its other distributor(s).

                                   ARTICLE III
                             Purpose of the Business
                             -----------------------

The Joint Venture shall engage in the business of developing, marketing, distributing, selling and maintaining SIONIX' water filtration technology, products, and services, developing a market for these items, encouraging the growth of the market, services and related products for use in the field of water filtration technology, products and services. SIONIX has developed technology and obtained various patents, both in the United States and foreign countries, that memorialize the invention of the technology the Joint Venture is being created to manufacture, market, advertise, distribute, sell, exploit and maintain. While the purpose of the Joint Venture is to undertake these functions, the parties expressly acknowledge and agree that all SIONIX' patents, technology, trade secrets, and intellectual property rights remain vested entirely in SIONIX, and that under no circumstances can or will any part or all title in SIONIX patents, technology, trade secrets, and intellectual property rights be assigned or transferred to the Joint Venture and/or EPD.

The Board of Directors of the Joint Venture shall, within a reasonable time pass resolutions regarding manufacturing, marketing, and pricing of the products and services to be offered, advertised, distributed, sold and maintained by the Joint Venture. The parties agree that EPD shall be responsible for manufacturing the water filtration products in accordance with the manufacturing plans and specifications provided by SIONIX. SIONIX shall be responsible for manufacturing the water filtration products identified in Exhibit 1, and shall have the right to sub-contract its manufacturing responsibilities in whole or in part to third parties with approval of the Board of Directors of the Joint Venture, subject to each third party's execution of a written non-disclosure agreement and provision of appropriate insurance to indemnify the Joint Venture and the parties from product defect, fault, or other liability.

The Board of Directors shall, create a warranty policy of the Joint Venture.

Installation of water filtration systems shall be the joint responsibility of the parties, who shall assist the Joint Venture with provision of their engineering staffs. Installation duties may be amended, modified, or superseded by the Board of Directors of the Joint Venture. Each party shall be jointly obligated to provide appropriate employee and/or personnel to staff the manufacture and day-to-day operations of the Joint Venture.

EPD shall provide the Joint Venture with EPD's existing distribution chain for the marketing, sale and distribution of the Joint Venture products. All promotional, advertising, distribution and sale of services and/or products, as well as product packaging, shall be in the name of the Joint Venture, or under a trademark, trade name, and/or service mark determined by the Board of Directors. Any and all customer lists, identities and/or the like shall, upon termination of the Joint Venture, become the sole property of SIONIX subject to the option of licensing the same to EPD at SIONIX' discretion.

The parties hereto shall provide the Joint Venture with an inventory of required parts required for the manufacture of the Joint Venture's products and services. The parties shall provide the Joint Venture with the necessary information to compute the appropriate sale prices for all products and services offered by the Joint Venture. Discretion for setting such prices shall be vested solely in the Board of Directors. Once established, neither party shall deviate from the established price schedule of products and services without written approval of the Board of Directors.

                                   ARTICLE IV
                            Term of the Joint Venture
                            -------------------------

The Joint Venture shall begin as of October 17, 2000, and shall continue until terminated by written agreement of the parties hereto.

                                    ARTICLE V
                                Accounting Method
                                -----------------

The accounting for Joint Venture purposes shall be in accordance with generally accepted accounting principles (GAAP).

                                   ARTICLE VI
                              Capital Contributions
                              ---------------------

Section 6.1 - Capital: Both original capital contributions and any additional contributions to the Joint Venture shall consist of SIONIX' licensing of its intellectual property rights to the Joint Venture, and EPD's provision of manufacturing, assembly, advertising, marketing, sales, and distribution services, plus reasonable expenses for procurement of necessary materials, parts, labor, employees, and costs, fees, salaries, charges and other monies related to these expenses. Notwithstanding these obligations and responsibilities to be discharged by each party, SIONIX and EPD acknowledge and agree that the expected aggregate amount of $25,000 will be provided as follows:
SIONIX: $12,500; EPD: $12,500, unless otherwise directed by the Board of Directors. Capital contributions beyond the initial contributions shall be borne equally by the parties.

Section 6.2. - Draws: Neither party shall be entitled to withdraw from the Joint Venture any funds as "draws" without the written agreement of both parties in advance.

Section 6.3 - Interest on Capital: No party shall be entitled to, and no party shall be paid, interest on any capital contributions to the Joint Venture.

Section 6.4 - Loans to the Joint Venture: Except as set forth in Section 6.1, no party may loan or advance money to or from the Joint Venture without the written consent of both parties obtained in advance. Any such loan by a party to the Joint Venture shall be separately entered in the books of the Joint Venture as a loan to or from the Joint Venture and shall bear interest at such rate as may be agreed upon by the lending party, limited only by the maximum interest rate allowable by law, and shall be evidenced by a promissory note, secured or unsecured, executed by the receiving party. Such loan or advance shall not increase the individual capital account of the lending party or any other party.

                                   ARTICLE VII
                     Capital Contributions; Income Accounts
                     --------------------------------------

Section 7.1 - Capital Accounts: Unless otherwise modified by resolution of the Board of Directors of the Joint Venture, one individual capital account shall be opened. The capital interest of each party shall consist of his original contribution of capital, increased by (1) additional capital contributions and
(2) any credit balances transferred from the income account to the capital account and decreased by (a) distributions in reduction of Joint

Venture capital and (b) his share of Joint Venture losses, if charged to the capital account of the parties. The parties hereto shall evaluate the capital contributions involved in this Joint Venture from time-to-time.

Section 7.2 - Income Accounts: The Board of Directors of the Joint Venture shall agree upon and determine the necessity and requirements of Income Accounts within forty-five (45) days of the date of incorporation of the Joint Venture.

                                  ARTICLE VIII
                                Profits or Losses
                                -----------------

The net profits and losses of the Joint Venture, if any, shall be allocated among the parties in a ratio, manner, and means as directed by the Board of Directors, as governed by sound management principals. Distributable profit on sales of Joint Venture products and/or services shall be distributed between the parties as follows: SIONIX - fifty-one percent (51%), EPD, forty-nine percent (49%).

                                   ARTICLE IX
                            Administrative Provisions
                            -------------------------

Section 9.1 - Voting: The Board of Directors shall have the sole vote in the operation of the Joint Venture. Meetings of the Board of Directors for the transaction of the business of the Joint Venture may be called subject to reasonable notice by any party as it may consider necessary or desirable, which shall be more completely established by the Board of Directors.

Section 9.2 - Management of the Joint Venture: The Board of Directors of the Joint Venture shall have full responsibility and authority for the performance of the Joint Venture purpose. Actions and decisions of the Board shall be by majority vote. The Chairman of the Board of Directors shall break any tie in the voting. Any majority vote shall be final, conclusive and binding upon the parties.

Section 9.3 - Duties: The Board of Directors shall designate the party(s) responsible for day- to-day operations of the Joint Venture. It shall be the duty of the parties, and the parties shall be equally obligated to cooperate and use their best efforts to fulfill the purpose of the Joint Venture.

Section 9.4 - Limitations on Action: No party shall take, nor have the right to take, any of the following actions on behalf of the Joint Venture without the unanimous written approval of the Board of Directors:

         A. Incur any liability or expense on behalf of the Joint Venture in excess of $25,000.

         B. Sell, lease, trade, exchange, convey, or dispose of all of the property of the Joint Venture.

         C. Borrow money (except in the ordinary course of business), mortgage, or hypothecate or otherwise encumber the assets of this Joint Venture as security.

         D. Grant or obtain options for the sale or purchase of all of the Joint Venture property.

         E. Become a surety, guarantor, endorser, or accommodation endorser for any person or firm in the name of the Joint Venture.

         F. Submit a Joint Venture claim or liability to arbitration or to a referee or confess a judgment against the Joint Venture.

         G. Sell, mortgage, hypothecate or assign the parties' interest in the Joint Venture profits or capital.

Any loss sustained by the Joint Venture because of a breach of this paragraph by any party shall be deducted from such party's share of the net profits of the Joint Venture, or if the net profits of the Joint Venture for the fiscal year in which the breach occurred is insufficient, from such party's capital account in the Joint Venture, without prejudice to the Joint Venturers' or remaining parties' rights and civil remedies relating to such breach.

Section 9.5 - Time Devoted to Joint Venture: Each party shall devote the time required to conduct the Joint Venture business.

Section 9.6 - Salaries: Neither party shall receive a wage or salary for their work on the project and this is to continue until the parties reach some other agreement in writing.

Section 9.7 - Reimbursement of Expenses: The Joint Venture shall reimburse a party for payments made and personal liabilities reasonably incurred in the ordinary and proper course of the Joint Venture business or for preservation of the Joint Venture business or property.

Section 9.8 - Individual Debts: Each party shall pay and discharge as they become due his separate obligations not a part of the Joint Venture business, and indemnify and hold harmless the other party and the Joint Venture from all costs, claims and demands in relation thereto.

Section 9.9 - Intellectual Property: The parties intend to create and use a trademark(s), trade name(s), and/or service mark(s) in connection with the Joint Venture's products and/or services. The Board of Directors shall agree upon such mark(s) to be used within thirty (30) days of the date of incorporation, and the Board of Directors shall seek appropriate registration of such marks. The Joint Venture shall have the right to enter into written license agreements with respect to such mark(s), as directed by the Board of Directors by sound management principals. All intellectual property of the Joint Venture, including the mark(s) identified and intended by this Section, shall become the sole and exclusive property of SIONIX upon dissolution of the Joint Venture.

                                    ARTICLE X
                              Books and Accounting
                              --------------------

Section 10.1 - Joint Venture Books: Proper and complete books of account of the Joint Venture business shall be kept by SIONIX as part of its Joint Venture duties. The Joint Venture shall have prepared and filed a state and federal partnership return with appropriate tax forms provided where required.

Section 10.2 - Inspection of Books: The books of account and other records of this Joint Venture shall be opened to inspection by the parties or their accredited representatives at any reasonable time during normal business hours.

Section 10.3 - Annual Report to the Parties: Within ninety (90) days after the end of each fiscal year, the Joint Venture shall furnish each party with a report prepared by an independent certified public accountant retained and paid for by the Joint Venture. The report shall consist of at least a profit and loss statement, a copy of the Joint Venture's federal income tax return for the immediately preceding fiscal year and a balance sheet showing the Joint Venture's financial position as of the end of that fiscal year, as well as any additional information that the parties may require for the preparation of their individual federal, state and/or local income tax returns. The Audited Annual Financial Statements shall be used as the annual report unless otherwise agreed or otherwise required by law.

Section 10.4 - Fiscal Year. The fiscal year of the Joint Venture shall begin October 1 and end September 30.

Section 10.5 - Bank Accounts: A general checking account shall be opened to pay for expenses of the joint venture. In addition, an interest bearing account shall be opened for income. The accounts shall be in the name of the joint venture at such bank or banks, as may be selected, from time-to-time, by the board of directors. All withdrawals or transfers from such account(s), shall only be executed by check, telephone or other written instrument. A limit shall apply to a single signature and amounts above this limit shall require two signatures, which will be determined by the board of directors. Deposits or transfers from the interest bearing account shall only fund the general account. This section may be abrogated, modified or superseded, in whole or in part by the board of directors.

                                   ARTICLE XI
                              Withdrawal of a Party
                              ---------------------

Section 11.1 - Withdrawal: A party may withdraw from the Joint Venture after giving six (6) months written notice to the other party. This Section shall not affect any termination of this Agreement by the express terms of this Agreement, nor extend any period beyond the date of termination as stated above or in any extension of this Agreement.

Section 11.2 - Effect of Withdrawal: The Joint Venture shall be dissolved by the withdrawal of a party.

Section 11.3 - Winding-up of the Joint Venture: Upon dissolution, the Joint Venture shall be wound up and all of its property distributed in liquidation pursuant to the provisions of this Agreement.

                                   ARTICLE XII
                        Sale of a Joint-Venture Interest
                        --------------------------------

A party's interest in the Joint Venture shall not be transferred, in whole or in part, and any purported transfer of all or part of a party's interest shall be void and of no effect against the Joint Venture, any other party, any creditor of the Joint Venture or any claimant against the Joint Venture.

                                  ARTICLE XIII
                              Voluntary Dissolution
                              ---------------------

Section 13.1 - Winding-up the Joint Venture: Upon the parties' unanimous written consent to voluntarily dissolve the Joint Venture, the Joint Venture shall immediately commence to wind up its affairs. The parties shall continue to share profits and losses during liquidation in the same proportions as before dissolution. The proceeds from liquidation of Joint Venture assets shall be applied as follows:

         1. Debts to the Joint Venture, other than to parties.

         2. Amounts owed to parties for the credit balances in their respective income accounts.

         3. The capital contributions of the parties as reflected in their respective capital accounts.

Section 13.2 - Gains or Losses in Winding-up: Any gain or loss on disposition of Joint Venture property in the process of liquidation shall be credited or charged to the parties in the proportion of their interests in profits and losses. Any property distributed in kind in the liquidation shall be valued and treated as though the property was sold and the cash proceeds were distributed. The difference between the value of property distributed in kind and its book value shall be treated as a gain or loss on sale of the property and shall be credited or charged to the parties in the proportions of their interest in profits and losses.

Section 13.3 - Balance Owed by a Party: Should any party have a debit balance in its capital account, whether by reason of losses in liquidating Joint Venture assets or otherwise, the debit balance shall represent an obligation to the other party to be paid in cash within thirty (30) days of written demand by the party sustaining the debit balance.

Section 13.4 - Post Wind-Up Events: The Joint Venture shall be authorized to represent itself under the direction of SIONIX in the event any claim is brought against the Joint Venture post wind-up. The Joint Venture shall be authorized to represent itself under the direction of SIONIX in the event any outstanding claim is owed to the Joint Venture post wind-up.

                                   ARTICLE XIV
                Waiver of Right to Conduct Decree of Dissolution
                ------------------------------------------------

The parties agree that irreparable damage would be done to the good will and reputation of the Joint Venture if any party should bring an action in Court to dissolve this Joint Venture. Care has been taken in this Agreement to provide what the parties feel are fair and just payments to be made to a party whose relation with the Joint Venture is terminated for any reason. Accordingly, each of the parties accepts the provision under this Agreement as its sole entitlement upon termination of this Joint Venture. Each party hereby waives and renounces its right to seek a court decree of dissolution or to seek the appointment, by a court, of a liquidator for the Joint Venture.

                                   ARTICLE XV
                            Miscellaneous Provisions
                            ------------------------

The parties may amend this Agreement at any time during the continuance of the Joint Venture but only in a writing that is signed by each of the parties.

Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given by personal delivery or by placing in the United States Mail, registered or certified, return receipt requested, postage prepaid or personally delivered, addressed to the parties at their addresses set forth in the beginning of this Agreement, or other address as amended from time to time.

This Agreement is to be construed and interpreted under the laws of the State of California. The exclusive place of venue for any proceeding under this Agreement shall be any Court of competent jurisdiction in the State of California, County of Orange. Any dispute arising from this Agreement to enforce, interpret or otherwise avail a party's right(s) hereunder or related to this Agreement shall be submitted to arbitration in accordance with the Rules of the American Arbitration Association. The arbitrator shall have the power to award all remedies available under law, including the right to grant permanent injunctive relief, monetary and punitive damages, as well as monetary sanctions. The arbitrator will be any retired jurist chosen by the parties in accordance with the American Arbitration Rules. The parties will have full rights to discovery in any arbitration, including the right to take deposition(s) without approval of the arbitrator. The award of the arbitrator shall be binding and may be reduced to judgment in any court of competent jurisdiction. Nothing in this Agreement, however, shall prohibit any party hereto from filing an action in any court of competent jurisdiction to obtain provisional injunctive relief of any type or kind, and the parties hereto agree that the arbitration clause in this Agreement shall not prohibit any court of competent jurisdiction from entering any orders to compel or prohibit conduct or to maintain the status quo.

This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior or contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, in connection with the subject matter hereof, except as specifically set forth herein.

Each person signing below on behalf of the parties warrants and covenants that he or she does so with full authority to execute this document on behalf of the party for which he or she signs, with the complete ratification of any administrative, corporate or the like Board(s) of Directors of such party, and that such person is authorized to bind to this Agreement and its terms the party on whose behalf the party signs.

All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their assigns, heirs, administrators, executors or successors.

The parties hereto acknowledge and agree that each has been given an opportunity to independently review this Agreement and seek further review with its own legal counsel. In the event either party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, or any other claim arising out of this Agreement, as the result of a breach of any covenant or condition of this Agreement or for any other legal reason, the prevailing party in such proceeding shall be entitled to recover from the losing party his costs of suit, including reasonable attorney's fees and costs of expert witnesses.

Any litigation pending at the time of execution of this Agreement shall remain the sole responsibility of the party hereto that is a party in such pending litigation. The Joint Venture shall have no responsibility for the cost of such litigation.

All duties given rise to by the terms of this Agreement shall survive the termination of this Agreement, whether through voluntary dissolution, dissolution by the terms of this Agreement, or insolvency and/or bankruptcy of any party hereto.

The parties hereto signify their complete understanding and acceptance of each and every term and condition set forth herein by placing their signatures below in the spaces provided next to the date upon which they signed this Agreement. This Agreement and copies thereof shall all operate as originals.


                                       ENVIRONMENTAL PRODUCTS
                                            DIVISION OF
SIONIX CORPORATION                   HOFFINGER, INDUSTRIES, INC.


By: /s/ James J. Houtz               By: /s/ Brad Rinehart
    ---------------------------          ---------------------------------
        James J. Houtz                       Brad Rinehart
        President                            President

Date:                                Date:
     -------------------                  -------------------